FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Exhibit 99.1

Conference Call Transcript

PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Event Date/Time: Feb. 20. 2007 / 2:00PM PT

Thomson StreetEvents	www.streetevents.com	Contact Us	1

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

CORPORATE PARTICIPANTS

Kevin Michaels

Powerwave Technologies - CFO

Ron Buschur

Powerwave Technologies - President, CEO

CONFERENCE CALL PARTICIPANTS

Mike Ounjian

Credit Suisse - Analyst

George Iwanyc

CIBC World Markets - Analyst

Jeff Kvaal

Lehman Brothers - Analyst

Kim Watkins

JPMorgan - Analyst

Brian Modoff

Deutsche Bank - Analyst

Rich Valera

Needham & Co - Analyst

Jason Nolan

Robert W. Baird - Analyst

Larry Harris

Oppenheimer - Analyst

Joanna Makris

Canaccord Adams - Analyst

Matt Robison

Ferris, Baker, Watts - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, welcome to the fourth quarter 2006 Powerwave Technologies earnings conference call. My name is Eric, and I will be your coordinator for today. [OPERATOR INSTRUCTIONS]. I would now like to turn our presentation over to our host for today’s call, Mr. Kevin Michaels, Chief Financial Officer. Please proceed, sir.

Kevin Michaels - Powerwave Technologies - CFO

Thank you, and good afternoon, and welcome to the Powerwave Technologies fourth quarter 2006 financial results conference call. Joining me on today’s call will be Ron Buschur, Powerwave’s President and Chief Executive Officer.

Before starting, I would like to point out that various remarks we may make about future expectations, plans and prospects for Powerwave, including, but not limited to, anticipated revenues and revenue growth rates, operating margins, gross profit margins, earnings per share levels, revenue composition, improvements in cost structure, the timing for completion of the integration of the Filtronic Wireless acquisition, the timing of consolidation of our Asian manufacturing facilities, cost savings related to our facility consolidations, future cost savings related to our acquisitions, demand levels for the company’s product lines, projected growth in market share, trends in the wireless infrastructure market, the timing of completion of the implementation of our new ERP system, the timing of product deliveries and future orders, the success of new

2

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

products, our expense levels, capital expenditure rates, inventory turns, tax rates, cash flows and days sales outstanding are all forward-looking statements.

All these statements are subject to numerous risks and uncertainties that could cause Powerwave’s actual results to be materially different from those projected or implied. Some of the risks and uncertainties include our ability to accurately forecast and anticipate customer orders, integrate acquisitions and realize anticipated cost savings and synergies, the potential negative impact on demand for our products due to industry consolidation among our major customers, fluctuations in foreign currency, the ability to implement new ERP systems, the impact of competitive products and pricing, economic and political conditions, and the loss of one or more significant customer accounts. Please refer to our press release, as well as Powerwave’s current Form 10-K for the year ended January 1, 2006 and our Form 10-Q for the quarter ending October 1, 2006, and all other filings which are on file with the Securities and Exchange Commission for additional information on factors which could cause our actual results to be significantly different from those projected or implied.

In addition, on this call we will discuss non-GAAP financial information. A reconciliation of the non-GAAP financial information to our financial statements as prepared under GAAP is included in our press release dated today, which can be found at our website at Powerwave.com and on Business Wire. The press release also has detailed information concerning several of the significant one-time items impacting our results and we urge you to review that information. In addition, Powerwave completed the acquisition of the wireless infrastructure division business of Filtronic PLC during the fourth quarter of 2006, and the results reported herein include the results of Filtronic from October 15, 2006.

With all this in mind, I would like to start by quickly reviewing our financial results, which are also summarized in our press release. Net sales for the fourth quarter of 2006 were $169.8 million. For the fourth quarter, we have excluded approximately $8.6 million of sales of our VersaFlex products. While these products were sold, and the customer acknowledged ownership of the products during the quarter, the customer is storing the products at our location and therefore pursuant to SEC guidelines, we are not allowed to recognize revenue for these sales.

While to date we have received payment for all of these products, some of the products continue to be stored at our location. We anticipate that the customer will take possession of these products during the first two quarters of 2007. Based upon requests from this customer, we currently anticipate that we will have additional sales that will be excluded from revenues in the quarter of the sale due to the customer electing to store the products at our location. As I believe many of you know, these are outdoor cabinets and are quite large and bulky and that is why this customer has elected to store these products at our location until their sites are ready for deployment.

Now, reviewing our operating performance for the fourth quarter, we reported a net loss from continuing operations of $116.7 million, which equates to a net loss from continuing operation on a GAAP basis of $0.91 per share. This loss includes approximately $32 million of restructuring and impairment charges related to the restructuring and planned closures of our Costa Rica, Sweden, Wuxi and Shanghai manufacturing locations. There is also an additional $13.9 million of non-cash intangible asset amortization related to our acquisitions, which includes $5.6 million of intangible asset impairment related to the decision to cease production of certain products acquired as part of the REMEC Wireless acquisition.

Also included in cost of goods sold is a non-cash charge of approximately $2.2 million related to the write-up of acquired Filtronic Wireless infrastructure division business finished goods inventory to fair value. Also related to the Filtronic Wireless acquisition, there is a one-time non-cash charge of $25.1 million related to the preliminary allocation of a portion of the purchase price to in-process research and development expenses. Lastly, there is a $11.5 million non-cash charge related to the establishment of a full valuation allowance against our Swedish deferred tax assets. In summary, all of these charges and impairments totaled approximately $84.6 million for the fourth quarter of 2006.

For the fourth quarter on a pro forma basis excluding all restructuring and impairment charges, acquisition-related charges, and intangible asset amortization, as well as the valuation allowance on the Swedish deferred tax assets, we would have reported a pro forma net loss from continuing operations of $28.3 million, or a pro forma net loss per share of $0.22. I want to note that included in both our GAAP and pro forma results is the impact of approximately $1.2 million of pretax stock-based compensation expense due to FAS 123R. Almost all of which is included in operating expenses. We adopted FAS 123R beginning in the first quarter of 2006. If you were to exclude this expense from our reported results, you would add approximately $0.01 to EPS for both GAAP and pro forma results for the fourth quarter.

Now I’ll describe our revenues on a geographic basis. Our total Americas revenues for the fourth quarter of 2006 were approximately $47 million, or 28% of revenues. Our total Asian sales account for approximately 20% of revenues, or $33.4 million, and our total European and other international revenues were $89.4 million, or approximately 52% of revenues.

For the fourth quarter, sales of products within antenna systems totaled $44.4 million, or 26% of total revenues. Base station subsystem sales totaled $105.4 million, or 62% of revenues, and coverage solution sales totaled $19.9 million, or 12% of revenues. For the fourth quarter, our

3

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

total 3G related sales were approximately $28.6 million, or approximately 17% of our total revenues. In terms of our customer profile for the fourth quarter, our total OEM sales accounted for approximately 58% of our total revenues and our total direct and operator sales account for approximately 42% of our revenues.

On a GAAP basis, our total consolidated gross profit margin was a negative 10% for the fourth quarter. On a pro forma basis, excluding a total of $42.2 million, which consists of restructuring and impairment charges, intangible asset amortization and non-cash acquisition-related charges, our total gross profit margin would have been 14.8%. Our reduction in gross margins in the fourth quarter is due to several factors. These include additional inventory reserves, or approximately $4 million related to lower forecasted demand, as well as identified raw material scrap, approximately $2 million of additional warranty expenses, which include $1 million covering our Filtronic Wireless acquisition claim deductible. In addition, the lower than anticipated revenues for both our existing business, as well as the acquired Filtronic business, contributed to significant under absorption of our now larger manufacturing overheads, which combined to negatively impact our gross margins for the fourth quarter.

I now want to review the significant one-time items that impacted our results for the fourth quarter. In our press release on Page 4, there is a table summarizing the EPS impact of these various items. Hopefully this makes this somewhat easier to walk through. The first item is the intangible asset amortization that we incurred in the fourth quarter. For the fourth quarter of 2006, intangible asset amortization totaled $13.9 million, of which approximately $5.6 million was intangible asset impairment related to the decision to cease production of certain products acquired as part of the REMEC Wireless acquisition. The remainder is intangible asset amortization associated with our acquisitions. This equates to approximately $0.11 per share on a continuing operations basis for the fourth quarter.

Next is a non-cash charge of approximately $2.2 million related to the write-up of acquired Filtronic Wireless infrastructure division business, finished goods inventory to fair value. This equates to approximately $0.02 per share on a continuing basis. Next, are the restructuring and impairment charges, which include approximately $21.2 million of inventory-related charges related to the restructuring and planned closures of the company’s Costa Rica, Wuxi, Shanghai manufacturing locations. Approximately $0.9 million related to equipment impairments at these manufacturing locations, and an addition $5.1 million in severance costs related to these closures, approximately $0.9 million for additional impairment of facilities in Sweden, and approximately $3.8 million of inventory provision related to the acquired Filtronic Wireless division business to conform with Powerwave’s U.S. GAAP accounting policies. The total of all these equates to approximately $0.25 per share on a continuing basis.

Next is part of the preliminary purchase price allocation for the Filtronic Wireless acquisition, for which there is a one-time non-cash charge of $25.1 million, related to the allocation of a portion of the purchase price to in-process research and development expenses. This equates to approximately $0.20 per share on a continuing basis for the fourth quarter. The last item for the fourth quarter is an $11.5 million non-cash charge to reflect the recording of a full valuation allowance on the company’s Swedish deferred tax assets. This equates to approximately $0.09 per share on a continuing basis. When you view the table in our press release, you can see that the total EPS impact of all of these items totals approximately $0.67 per share for the fourth quarter on a continuing basis.

Now I would like to continue through the income statement. In terms of other income, we’ve recorded approximately $1.5 million of other expense in the fourth quarter of 2006. The main contributor to this other expense was a net foreign currency loss recognized in our financials for the fourth quarter. Also for the fourth quarter, our tax rate was impacted by the valuation allowance on our Swedish deferred tax assets. While we will continue to evaluate our future tax rate based upon our diverse international operations, we currently estimate that our effective worldwide tax rate will be in the range of 20 to 25% for fiscal 2007. I want to stress that this estimate will fluctuate based upon our actual results and due to the fact that both our U.S. and Swedish deferred tax assets have been written off.

Next, I will quickly review our balance sheet. Total cash at December 31, 2006 was approximately $47.9 million, of which $6.3 million is reflected as restricted cash. In terms of our total cash, I would note that we did close the Filtronic acquisition in October and with that, paid out $185 million to Filtronic, along with issuing them 17.7 million shares of common stock. Our operating cash flow for the fourth quarter was a use of approximately $11 million for the quarter and our total capital spending totaled approximately $4.8 million for the quarter. Also for the fourth quarter, our net inventory was $163.8 million, which represents inventory turns of approximately four times and includes the inventory acquired as part of the Filtronic Wireless acquisition. Our total net accounts receivable increased to $210.7 million and our AR days sales outstanding is approximately 113 days, which is down slightly from last quarter, and includes accounts receivable as acquired as part of the Filtronic Wireless acquisition.

Now, before turning the call over to Ron, I would like to provide you with our current financial guidance for the fiscal year 2007. As we noted in our last call, we are no longer providing quarterly guidance. We are switching to providing only an annual outlook, which we believe will better align expectations with long-term shareholder value creation. We believe that investors will be better served by focusing on long-term trends as

4

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

opposed to the short-term volatility which is inherent in our markets. In terms of our financial 2007 guidance, please note that our guidance is subject to a number of risks and uncertainties that could impact our future outlook and results and many of these are detailed in our public filings with the SEC.

With all of that in mind, based upon our current outlook, expectations and industry consolidation activities, as well as forecasts from our various customer bases, we are establishing a revenue range of 725 to $800 million for our fiscal year 2007. This range includes revenues from our recent acquisition of the wireless infrastructure business of Filtronic PLC. I also want to note this forecast reflects a conservatism in our expectations due to the ongoing industry consolidation. As Ron will discuss, we believe that the ongoing industry consolidation will have an impact on us and the industry during 2007, as these various companies complete their consolidations. At the same time, we are continuing with our restructuring and consolidation efforts in order to lower our operating break even targets. We have a number of ongoing restructuring activities which we expect will impact our results in the first half of 2007. Therefore, with the uncertainty regarding the timing of completion of some of the industry consolidation and the timing for our ramp-up in demand, we are not providing earnings guidance at this time.

I would now like to turn the call over to Ron Buschur, Powerwave’s President and Chief Executive Officer.

Ron Buschur - Powerwave Technologies - President, CEO

Thank you, Kevin, and good afternoon, everyone.

I want to start out by stating we are very disappointed with the overall performance and results for the fourth quarter. But we are very determined and focused on taking the necessary steps to assure the long-term success of this company and to be in the position to report positive financial results. Our Q4 results were impacted by several factors, including a significant slowdown in demand due to the wireless infrastructure industry consolidation that is currently taking place among several of the major original equipment manufacturers. The consolidation activity definitely has impacted both our revenue and our gross margins.

In addition, during the fourth quarter, we completed the acquisition of the Filtronics Wireless infrastructure division. This business was significantly impacted during the fourth quarter due to the industry consolidation as well. The total revenue we recognized from the Filtronics business for the fourth quarter was only $35 million, which was below our original expectations. We believe that while the current industry consolidation taking place among the major OEMs in the industry is having an effect on the overall demand and will have an effect on the overall demand for the first half of 2007, but we do believe that over time, this process will be completed and many of our customers will return to more normal purchasing patterns. Therefore, we have chosen to be conservative in our guidance.

If I can step back a moment, I would like to share with you some of the steps we are taking to return this company to profitability. As well as some of the reasons we remain quite optimistic and positive about the long-term outlook of our industry. In terms of our cost structure, we are taking steps to further reduce our overhead costs, as you can see from our results, we have initiated numerous consolidation activities in our global operations to better structure these operations in conjunction with our addition of the Filtronics business.

We are in the process of continuing to consolidate our Asian manufacturing operations to help reduce our current overhead and excess manufacturing capacity, and we can drive higher profitability in our operating model with these steps. We have taken steps in consolidating our Shanghai Wuxi locations in Suzhou, China. Our goal is to have these activities completed at the end of the second quarter of 2007. We completed the closure of our Costa Rica manufacturing operation during the fourth quarter, and we are now actively marketing that facility for sale. We have already taken actions to reduce head count in select locations and expect to continue to review our operating expenses, as we move through 2007.

As Kevin mentioned, and you will see, additional restructuring activities impacting our results in the first half of 2007. From an overall market standpoint, we do not believe we have lost any long-term market share to our competitors. On the contrary, we believe that we are well positioned to gain from the new opportunities which have resulted in significant market share shifts over this next year. These opportunities are with both the network operators, as well as OEM customers. On the demand side, we are confident that the overall financial strength of the network operators will in the long term continue to drive demand for the next generation of products and those operators will continue to plan to drive their customers to new types of data services, be it video, music, internet, et cetera. This is where we believe Powerwave has its competitive strengths.

We believe that we have one of the strongest and largest product portfolios and leading edge technology solutions for the next generation of products that our customers need. We are currently supplying today in volume fully digital remote radio heads that we believe will revolutionize the industry over the next five years. We are also providing WiMAX products today and we are working with the key players to develop and deliver WiMAX products for the announced plan deployment over the next few years. With our acquisition of Filtronics, we have gained the

5

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

industry’s best filter design and manufacturing resources and capability. We believe these designs and resources will provide key enabling technologies for the next generations of products. We continue to be determined and committed to exceed the expectations of our customers and in doing, so we believe that we will be able to deliver long-term returns to our shareholders. We remain extremely focused on returning this company back to profitability and we do everything we can to build and maintain the confidence going forward.

I would now like to turn the call over to the operator, and address any questions you may have.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]. Your first question comes from the line of Mike Ounjian with Credit Suisse. Please proceed.

Mike Ounjian - Credit Suisse - Analyst

Great, thanks. Ron, I think you were pretty clear about some of the challenges in terms of visibility in the first half, but I guess, could you give us a little more color in terms of within the 725 to 800 guidance, how you’re thinking— how we should think about seasonality in the first half of the year? I mean how that might break out and just within those numbers, kind of what are you assuming for kind of the trend with Nokia and Siemens, your two biggest customers and your bigger carrier partners in the U.S.?

Ron Buschur - Powerwave Technologies - President, CEO

Yes, Mike, what we’ve looked at, as you know, the seasonality for the first quarter is typically slow, if you look at the historical patterns, and you typically start seeing a bit of a recovery in the second quarter and it really picks up historically in the third and fourth quarter. So that’s really what we try to model in our financial guidance that we have given here. Looking at our customers, our OEM customers, as well as our network operators, I think they have signalled and they have given pretty clear indications that they see the second half of the year picking up and that’s where we’re really focusing on our efforts in making sure that we’re well prepared and we have the cost structure and the infrastructure in place that we’ll be able to meet their demands, but make sure that we return this company to profitability.

Mike Ounjian - Credit Suisse - Analyst

Great, and Kevin, on the margin side, just so I understand, so it sounded like there were about even in the pro forma gross margin number, there were about $6 million of expenses that probably shouldn’t be viewed as nonrecurring, but even with that, you mentioned kind of lower than expected overhead absorption. The revenue number for the quarter wasn’t materially below your guidance. I just wanted to make sure I understood that correctly and then sort of how to think about, how should we think about the progression of margins over the next few quarters?

Kevin Michaels - Powerwave Technologies - CFO

Well, you’re right that we came in at the very low end of the range. We were obviously expecting us to be much stronger during the quarter and we, while we saw, originally we saw the slowdown with some of these OEMs, clearly it was far greater than what we had anticipated and the overall performance, out of our businesses, including the Filtronic business, was much lower. So that contributed to a lower absorption than we saw. Now, that being said, I think as we’ve said, we’ve initiated our restructuring activities. We’re— as Ron mentioned, we’re in the process of consolidating our China manufacturing operations. We’re well down that path, so as we further these consolidation activities here in the beginning of this year, we certainly believe going forward we should see some improvements, significant improvements in our gross margins. Clearly, the revenue will be a big factor of that, but we are taking out cost structure to improve that and we believe on a long-term basis that our standard operating model is still a viable model. Clearly we need to see growth back in the industry, but we’re driving to get back to those mid-20s types of gross margins.

Mike Ounjian - Credit Suisse - Analyst

Great, thank you very much.

6

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Kevin Michaels - Powerwave Technologies - CFO

Sure.

Operator

Next question comes from the line of George Iwanyc with CIBC World Markets. Please proceed.

George Iwanyc - CIBC World Markets - Analyst

Thanks, Ron and Kevin. Could you give us as a reference the type of outlook you expect for the overall industry for 2007?

Ron Buschur - Powerwave Technologies - President, CEO

Well, we look at the growth that our customers are telling us to be in possibly the 5 to 7% range for the overall year, and what we’re hoping to be able to do is certainly grow our business at the second half of the year at those types of rates. The industry, as you know right now, with the consolidation that’s taken place, we are seeing a slowness and I think we need to be optimistic, but yet cautious in our view of the first half of this year.

George Iwanyc - CIBC World Markets - Analyst

Okay, and looking at the regional splits, can you give us a sense of how the trends look from an Americas, Asian and European perspective?

Ron Buschur - Powerwave Technologies - President, CEO

Yes, the opportunities that we see are strong, are in the APAC region. There’s some great opportunities there. Latin America seems to be an area where there’s some significant spending taking place. I think there’s a little bit of a slowdown that we’re seeing in the European market and we’ve seen now for several quarters, and looking at the North America demand, I think we’re anticipating a pickup in that demand the second half of this year and that’s what we’re trying to position the company towards.

George Iwanyc - CIBC World Markets - Analyst

Okay, and one final question. You mentioned that you’re starting to see some development work for WiMAX. Do you anticipate that becoming a meaningful portion of the revenue by the end of the year, or is that more of a 2008 contribution?

Ron Buschur - Powerwave Technologies - President, CEO

No, I think you’re correct on saying that’s more of a 2008 type of contribution.

George Iwanyc - CIBC World Markets - Analyst

Thank you.

Operator

Your next question comes from the line of Jeff Kvaal with Lehman Brothers. Please proceed.

7

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Jeff Kvaal - Lehman Brothers - Analyst

Thank you both very much. Kevin, I’m wondering if you could delve in a bit as to how you’re thinking of your balance sheet at the moment, particularly as to how much cash flow you might be able to generate in the next year, what your target cash balance is, and then finally as far as your debt situation goes, how you’re planning to focus on that? Thanks.

Kevin Michaels - Powerwave Technologies - CFO

Sure. In terms of our cash flow expectations, we expect to generate a significant amount of cash during the course of 2007. Our plans are to, as we consolidate our manufacturing, consolidate down the total inventories between ourselves and our acquisition of Filtronics, we— our goal is to get our inventory turns significantly higher than where they have been. Currently we’re turning barely four times. We would hope by the end of the year we’ll close to double that number, if not more. That alone should drive the significant increase in cash for us. Our goal is to generate over the next year and a half more than enough cash to potentially pay off our convert. It’s still a year and a half away, so we don’t feel we have any immediate issues regarding that, but clearly we’re looking to generate cash and get back to profitability as fast as we can. We feel that we have adequate resources today, coupled with we do have a credit facility that we have not used, and we believe that, we got enough flexibility to certainly run the business and clearly our goal is to drive cash going forward.

Jeff Kvaal - Lehman Brothers - Analyst

Okay. Great. So you would like to be able to pay off the entire convert out of your own cash, which was due in early ‘08, if I’m not mistaken?

Kevin Michaels - Powerwave Technologies - CFO

It’s actually middle of ‘08, July ‘08, so middle of ‘08. That’s certainly our goal. I mean obviously over the next year we’ll see how well we do.

Jeff Kvaal - Lehman Brothers - Analyst

Okay. Then if I could just ask how you— if you folks have gotten signs from Nokia/Siemens about how well you’re represented in the merged product portfolio, which they just announced and to what extent they have started to become a little bit more open with their purchasing. Thanks.

Ron Buschur - Powerwave Technologies - President, CEO

Well, I think we’ll talk in general terms. I think Powerwave and the Filtronics products set is very well positioned in the Siemens Nokia joint venture. Very pleased with where we’re positioned today. We continue to focus on expanding our product offering and looking at the opportunities that Nokia and Siemens believe are available in the marketplace in the second half of this year, I think it places Powerwave in a very strong position.

Jeff Kvaal - Lehman Brothers - Analyst

Okay. Is it your sense that they are close to wrapping up that merger from a purchasing point of view?

Ron Buschur - Powerwave Technologies - President, CEO

Well, I’ll let them comment on where they are as far as completing their merger. I can tell you as you have probably seen and you participated in, the Barcelona event where they had shared with some of the analysts and their customers, their product portfolio and their product road map, which is an encouraging first step from my perspective and we’re very excited about that opportunity moving forward.

Jeff Kvaal - Lehman Brothers - Analyst

8

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Okay. Thank you both very much.

Kevin Michaels - Powerwave Technologies - CFO

Thank you.

Operator

Your next question comes from the line of Kim Watkins with JPMorgan. Please proceed.

Kim Watkins - JPMorgan - Analyst

Thank you. In terms of your fourth quarter revenue, it looks like revenue came in just below the low end of your guidance range, but Filtronic was quite a bit weaker than I expected and you commented on that. That does that imply that the core Powerwave business was stronger and if so, what was the driver there?

Ron Buschur - Powerwave Technologies - President, CEO

Well, Kim, I certainly think that is the case. We were pleased with the Powerwave business and our ability to grow that segment of the market. We had some growth in the operator segment of the marketplace, as well as our in-building coverage segment of the business. As you know, the Filtronics organization was primarily selling products to the OEM, so with that slowdown we’re experiencing right now, which we believe will be a temporary slowdown and will pick up in the second half of 2007, we believe that we’ll be able to move the revenue and the products within the Filtronics product portfolio into the marketplace.

Kim Watkins - JPMorgan - Analyst

Okay. Any particular region where you saw the strength in the direct business?

Ron Buschur - Powerwave Technologies - President, CEO

Well, we had a strong direct business in Asia and here in North America.

Kim Watkins - JPMorgan - Analyst

Okay, and both were stronger than you had expected going into the quarter?

Ron Buschur - Powerwave Technologies - President, CEO

That’s correct.

Kim Watkins - JPMorgan - Analyst

Okay. Let’s see. Second, wanted to get a sense of what your guidance incorporates for Filtronic specifically.

Kevin Michaels - Powerwave Technologies - CFO

Kim, we’re really not going to break that out separately. We factored them in. I think from an overall viewpoint we’ve taken a conservative view. With the industry consolidation and the unknown timing there, we’ve taken a very overall conservative view there, but we’re not going to break that out separately. There’s no longer a separate Filtronic group. It’s part of Powerwave now, so we won’t be breaking that out going forward.

9

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Kim Watkins - JPMorgan - Analyst

Okay, and one last question, just to clarify. In terms of— you ran through in pretty good detail all the different charges in the quarter. Is the $21.2 million for restructuring, is that the only cash piece of that?

Kevin Michaels - Powerwave Technologies - CFO

Well, part— part of that is related to inventory, so it’s not as direct cash hit. It’s a, some of that stuff was already paid for. So it’s not— there is certainly a cash portion, but it’s less than that number.

Kim Watkins - JPMorgan - Analyst

Okay. Is it half or— can you give us a ball park?

Kevin Michaels - Powerwave Technologies - CFO

I would guess that’s probably a good estimate. It’s hard to detail that exactly. That’s probably a rough estimate.

Kim Watkins - JPMorgan - Analyst

Okay. Thank you very much.

Kevin Michaels - Powerwave Technologies - CFO

Sure, thank you.

Operator

Next question comes from the line of Matt Robison with FBW. Please proceed. Mr. Robison, your line is open. Your next question comes from the line of Brian Modoff with Deutsche Bank. Please proceed.

Brian Modoff - Deutsche Bank - Analyst

Question, Kevin, on the operating expense level running at around $56 million, is that— how do you plan to manage that through ‘07? Is that kind of a minimum level? Are you going to ramp it from there? Do you think you can bring it down with some of this restructuring you’re talking about?

Kevin Michaels - Powerwave Technologies - CFO

We definitely believe that’s a maximum level and we’re bringing it down. We expect to see reductions throughout the year. Clearly a lot of our, a large portion of the activity restructuring consolidation activities, while certainly a large portion hits costs of goods sold, a number of those effect our operating expense levels, so we do expect to see some reductions immediately coming into the year.

Brian Modoff - Deutsche Bank - Analyst

How would you kind of— what do you think your run rate will be, say Q1 and Q4? In that expense, what are you targeting?

10

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Kevin Michaels - Powerwave Technologies - CFO

Well, I don’t want to get, I don’t want to get too far down there, but I think we’re certainly looking to see a reduction, of a few million dollars starting off the year and as we go through the year, we expect to see that increase. I’ll just leave it at that.

Brian Modoff - Deutsche Bank - Analyst

Increase from that level?

Kevin Michaels - Powerwave Technologies - CFO

Increase the amount of reduction that our savings will grow so that our overall expense level will come down further.

Brian Modoff - Deutsche Bank - Analyst

Do you think you can hold operating expenses kind of flat year on year?

Kevin Michaels - Powerwave Technologies - CFO

I haven’t looked at it total year-over-year comparing 2006-2007, but clearly our belief is that we can bring them down from the levels in the fourth quarter significantly.

Brian Modoff - Deutsche Bank - Analyst

And then kind of looking at your gross margin in low teens, seems like that’s going to be a bit more work and that’s going to kind of be a gradual improvement towards maybe 20% at year end. Is that about right?

Kevin Michaels - Powerwave Technologies - CFO

Well, I think we expect— we do expect a gradual improvement. Lot of it depends on the, where the revenue rates come in. I would hope that we would be higher than that level by the end of the year. We think there’s good opportunity for us to be higher than that level, but clearly it will be a combination of how well our restructuring efforts and how quickly those kick in and how well the revenue is.

Brian Modoff - Deutsche Bank - Analyst

And any quantification on how much cash you might generate from the sale of the various assets you’re in the process of unwinding?

Kevin Michaels - Powerwave Technologies - CFO

I would say on a conservative basis this year, you’re probably somewhere between, very conservatively, say 10 to $15 million and that’s a very conservative number.

Brian Modoff - Deutsche Bank - Analyst

Okay. All right. Thanks, guys.

Kevin Michaels - Powerwave Technologies - CFO

11

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Thank you.

Operator

Your next question comes from the line of Rich Valera with Needham & Company. Please proceed.

Rich Valera - Needham & Co - Analyst

Thank you. With respect to the REMEC products that you wrote off, could you talk about what those products were and how much revenue is associated with those?

Kevin Michaels - Powerwave Technologies - CFO

Those products were some TMA products, and some MCPA products, and we made the decision to end of life those for a number of reasons and we also believe that improves our gross margins going forward. Those are products that we inherited with very low margins.

Ron Buschur - Powerwave Technologies - President, CEO

As well as filter products.

Kevin Michaels - Powerwave Technologies - CFO

As well as some filter, selected filter products, that obviously we have a newer product portfolio to replace that with. The amount of revenues there is not that significant associated with those products.

Rich Valera - Needham & Co - Analyst

Okay. Do you have other TMA products that you would be selling their place at this point?

Ron Buschur - Powerwave Technologies - President, CEO

Yes, we do.

Kevin Michaels - Powerwave Technologies - CFO

Yes.

Ron Buschur - Powerwave Technologies - President, CEO

We have the TMA products that we’ve developed internally, as well as the TMA product that Filtronics had and the filtering and RF conditioning product that Filtronics was working on and developing and supplying to the industry.

Kevin Michaels - Powerwave Technologies - CFO

Yes, we haven’t left any of those products segments. We just terminated— we ceased production on certain of those old REMEC products, but we still offer products in similar categories.

Rich Valera - Needham & Co - Analyst

12

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Great. Is there anything you’re willing to say at this point with respect to, to the run rate, any change in run rate with Nokia Siemens now that we’re six weeks into the year versus where it was in the fourth quarter?

Kevin Michaels - Powerwave Technologies - CFO

I think from our standpoint, we’re just not prepared. We don’t want to say, we would just point you to their public comments and we’ll see how they go. They are extremely important customers to us. We’re here to support them strongly, but clearly we can’t predict when they will complete their merger, the latest thing publicly I think they have announced that they are targeting for the end of the first quarter, and we, obviously we’re eager to see it completed and after that, we’re really, we really don’t want to comment anymore.

Rich Valera - Needham & Co - Analyst

Fair enough. And you mentioned there was some revenue that you weren’t able to recognize related to cabinet products that were being stored on your premises. Can you quantify the magnitude of that revenue?

Kevin Michaels - Powerwave Technologies - CFO

Yes, I think as I stated it was $8.6 million and that’s revenue that we did not recognize for the fourth quarter. Basically, pursuant to the guidelines that are set down by the SEC, we can’t recognize that revenue until those products are picked up off our site, and as we said, we expect them to be picked up over the first two quarters of this year. The same time, that same customer continues to purchase products, so we’ll probably have additional ones that will sell, but we won’t recognize the revenue until they pick them up.

Rich Valera - Needham & Co - Analyst

Okay. That’s helpful. Thank you.

Kevin Michaels - Powerwave Technologies - CFO

Thank you.

Operator

Your next question comes from the line of [Jason Nolan with Robert Baird]. Please proceed.

Jason Nolan - Robert W. Baird - Analyst

Thanks. I’m on for Ken Muth. First, with Filtronics synergies, we had talked about $10 million in synergies in ‘07. It looks like there’s some low-hanging fruit maybe in R&D and G&A. Is that where the $10 million or maybe more would come from?

Ron Buschur - Powerwave Technologies - President, CEO

Well, that’s certainly an area that we’re going to be focusing on. We have always said that we feel as though we can achieve the $10 million of synergies with that acquisition and I think it’s fair to say that we’ll be able to achieve that going forward.

Kevin Michaels - Powerwave Technologies - CFO

13

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

And in terms of where it comes from, a significant portion is coming through savings in our cost of goods sold with our facility consolidation clearly and with commonizing the supply chains, there’s clearly the largest portion of savings comes through cost of goods sold. But a portion does come in operating expenses.

Jason Nolan - Robert W. Baird - Analyst

On the split of Filtronics revenue between your two or three categories there, can you give, Kevin, give an approximate breakdown of what that is?

Kevin Michaels - Powerwave Technologies - CFO

I think the bulk of their revenues would reside in our base station subsystems area. There may be some— there is a portion in the antenna area in terms of some TMA sales.

Ron Buschur - Powerwave Technologies - President, CEO

Right.

Kevin Michaels - Powerwave Technologies - CFO

Those are the two areas. There’s— none of it’s in the coverage solution sector.

Jason Nolan - Robert W. Baird - Analyst

Then one last question on new opportunities. On the Q3 call you guys discussed one carrier and one OEM as new opportunities. Are those— any update there would be great and are those included in your ‘07 guidance?

Ron Buschur - Powerwave Technologies - President, CEO

Yes, they are included in some of our ‘07 guidance, and we’re pleased with the progress we’re making. Obviously, the industry as a whole is somewhat slow, so that does have some impact on that. But we do think that we’re positioned well and that’s proceeding along very well.

Jason Nolan - Robert W. Baird - Analyst

All right. Thanks, guys.

Kevin Michaels - Powerwave Technologies - CFO

Thank you.

Operator

Your next question comes from the line of Larry Harris with Oppenheimer. Please proceed.

Larry Harris - Oppenheimer - Analyst

Yes, thank you. Could you provide a sense as to what the quarterly intangible amortization expense might be going forward?

14

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Kevin Michaels - Powerwave Technologies - CFO

Larry, I think it’s roughly around, in total around $5 million a quarter, give or take a little bit. But in that kind of range. And that’s split between cost of goods sold and operating expenses. The final balances and stuff will be included in our 10-K. So we’ll have some more detail once that’s filed.

Larry Harris - Oppenheimer - Analyst

I understand. And have you seen, with maybe a little bit of a slowdown here, any sort of changes in terms of pricing trends, be it for filtering products or power amplifiers or any other product line?

Ron Buschur - Powerwave Technologies - President, CEO

Well, Larry, there’s certainly— it’s still pretty a competitive marketplace there and the filtering and RF conditioning with several of the competitors from the APAC region participating. We do think that over time it will be a little bit more rational, but there’s still quite a bit of pricing sensitivity in the marketplace today. And that’s part of what we have as far as our model of trying to make sure that we position the company with the right products and solutions and can return the company to profitability at the same time.

Larry Harris - Oppenheimer - Analyst

I understand, and what’s your current head count level, or where was it at the end of the year?

Ron Buschur - Powerwave Technologies - President, CEO

We’re currently at about 4000 employees, permanent Powerwave employees.

Larry Harris - Oppenheimer - Analyst

I guess that number may be coming down some?

Ron Buschur - Powerwave Technologies - President, CEO

Well, I think if you look, it has been coming down and as we had indicated, we’re doing some significant consolidations in the APAC manufacturing area, as well as some of our other manufacturing regions, so we’re going to continue to focus on that and look at how we lower our overall operating expenses.

Larry Harris - Oppenheimer - Analyst

Understood. All right. Thank you.

Kevin Michaels - Powerwave Technologies - CFO

Thank you, Larry.

Operator

Next question comes from the line of Joanna Markis with Concord Adams. Please proceed.

15

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

Joanna Makris - Canaccord Adams - Analyst

Hi. How are you guys?

Kevin Michaels - Powerwave Technologies - CFO

Fine.

Joanna Makris - Canaccord Adams - Analyst

Could you just provide a, sort of an average share count going out for next year?

Kevin Michaels - Powerwave Technologies - CFO

The average share count on a basic basis is a little bit over 130 million. That would be on a basic count. On a fully diluted basis, which obviously would kick in in profitable quarters, the average would be about 162 million.

Joanna Makris - Canaccord Adams - Analyst

162, okay. Great. Thank you very much.

Kevin Michaels - Powerwave Technologies - CFO

You’re welcome.

Operator

Your next question comes from the line of Matt Robison with FBW. Please proceed.

Matt Robison - Ferris, Baker, Watts - Analyst

Can you hear me?

Ron Buschur - Powerwave Technologies - President, CEO

Yes, we can, Matt.

Matt Robison - Ferris, Baker, Watts - Analyst

Oh, good. So that the coverage solution, big sequential step-up, did that reflect some of that product that didn’t go out in the third quarter that you’re able to ship in the fourth quarter?

Ron Buschur - Powerwave Technologies - President, CEO

That’s correct, Matt, and we did see again a real acceptance to some of the new products that we have introduced into the marketplace as well.

Matt Robison - Ferris, Baker, Watts - Analyst

16

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

So can we point to growth in this level, or do you think we’ve come in a little bit before it starts to grow again from a sequential standpoint?

Ron Buschur - Powerwave Technologies - President, CEO

I think you can point to a modest growth in that area and that’s what we’re looking for. We need— we obviously need to continue to see the type of desire from some of our enterprise customers to continue to deploy the end building coverage and solutions, which we think we’re well positioned for when they are looking to provide that coverage inside the structures and inside their building.

Matt Robison - Ferris, Baker, Watts - Analyst

Is there any other kind of mix shift type of thing we could look forward to from — in terms of sequential comparisons this year?

Ron Buschur - Powerwave Technologies - President, CEO

Well, I think as we had indicated we hope that, and we continue to see an acceptance of our enclosure product and we want to continue to focus on our end building coverage solution aspect of our business and that’s where we’re going to focus a lot of our product introduction around.

Matt Robison - Ferris, Baker, Watts - Analyst

Okay, and I guess in terms of the gross margin getting back, into the 20% range or above that, is that something you expect us to, we have to wait till the back half of the year before we start to see that again, or do you think we could see that kind of performance by the second quarter?

Kevin Michaels - Powerwave Technologies - CFO

I think it’s really going to be dependent upon two things. One, the biggest factor is going to be the revenue and how quickly the revenue picks up. Then that coupled with how quickly our consolidation efforts complete here. So clearly, yes, I wouldn’t want— I would probably agree with your assumption there, but clearly our goal is to get it up there as fast as possible, but once again, it’s, a lot of it is tied to the revenue number.

Matt Robison - Ferris, Baker, Watts - Analyst

Okay. Thanks.

Kevin Michaels - Powerwave Technologies - CFO

Thank you.

Operator

Ladies and gentlemen, it appears we have no more questions in queue at this time. I would like to turn the call over for closing remarks.

Ron Buschur - Powerwave Technologies - President, CEO

I want to thank everyone for joining us today, and your continued interest in Powerwave Technologies. We look forward to sharing with you our results for the first quarter of 2007.

Operator

Thank you for your participation in today’s conference. This concludes our presentation. You may now disconnect. Have a good day.

17

FINAL TRANSCRIPT

Feb. 20. 2007 / 2:00PM PT, PWAV - Q4 2006 Powerwave Technologies Earnings Conference Call

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

18